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                                                                     EXHIBIT 4.1

                         REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (the "Agreement") is made and entered into as of March 25, 1997 by and between Uranium Resources, Inc., a Delaware corporation ("URI"), and Santa Fe Pacific Gold Corporation, a Delaware corporation ("Santa Fe").

         This Agreement is made pursuant to the Stock Exchange Agreement and Plan of Reorganization, dated as of March 25, 1997 (the "Plan of Reorganization") by and between URI and Uranco Inc. ("Uranco"). URI has agreed to acquire all the issued and outstanding shares of Uranco from Santa Fe which is the sole beneficial owner of all the issued and outstanding shares of such company. As consideration for such acquisition, URI has issued to Santa Fe 1,200,000 shares of its Common Stock, par value $.001 per share (the "Common Shares"). In order to induce Santa Fe to consent to the Plan of Reorganization, URI has agreed, inter alia, to provide the registration rights set forth in this Agreement, and the execution and delivery of this Agreement is a condition precedent to consummation of the transactions contemplated by the Plan of Reorganization.

         The parties hereby agree as follows:

         1.      Definitions.

         Capitalized terms used herein without definition shall have the meaning set forth in the Plan of Reorganization.

         "Commission" means the United States Securities and Exchange
Commission.

         "Holder" means Santa Fe, so long as Santa Fe holds any Registrable Securities, and any other holder of Registrable Securities to whom the registration rights set forth in Sections 2 and 3 hereof have been transferred pursuant to Section 11 (d) hereof.

         "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization.

         "Registrable Securities" means (i) the Common Shares issued to Santa Fe pursuant to the Plan of Reorganization and (ii) any other securities that may be issued or distributed in respect of or in exchange for or in replacement of such Common Shares by way of dividend, split, exchange or other distribution, recapitalization or reclassification. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when
(a) a registration statement covering such Registrable Securities has been declared effective and they have been disposed of pursuant to such effective registration statement, (b) they are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (c) they have been otherwise transferred and URI has delivered new certificates or other evidence of ownership for them not subject to any stop transfer order or other restriction on transfer and not bearing a legend restricting transfer.
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         "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

         "Securities Act" means the United States Securities Act of 1933, as amended.

2.       Demand Registration.

         (a)     Demand.  Subject to the terms hereof, URI agrees that it will
(i) file a registration statement with respect to all or part of the Registrable Securities held by a Holder within thirty days after the Holders of not less than a majority in number of shares of Registrable Securities make a written request to URI requesting such registration and specifying the intended method of disposition of the Registrable Securities to be so registered under the Securities Act (any such request being referred to as a "Registration Request") and (ii) use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) as will permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request; provided that such Registration Request is made at any time on or after the expiration of twelve (12) months from the date of this Agreement and on or prior to the third anniversary hereof (subject to any increase in time pursuant to Section 2(b) below), provided further that URI shall not be obligated to effect such registration unless such registration may be made pursuant to a registration statement on Form S-3 (or any substitute form the SEC may adopt) under the Securities Act; and provided further that URI shall not be obligated to effect such registration if all of the Registrable Securities to be included in such registration can, within thirty days of such Registration Request, be sold pursuant to Rule 144.

         The Company will use its best efforts to qualify for registration on Form S-3.

         Within ten days after receipt of such Registration Request, URI will give written notice of such Registration Request to all Holders of Registrable Securities, which notice shall offer such Holders the opportunity to include in such registration statement such amount of Registrable Securities as each such Holder may request, and URI will include in each such registration statement all Registrable Securities with respect to which it has received written requests for inclusion therein within ten business days following the date on which such notice is given.

         Subject to Section 3(e) and the last sentence of Section 5 hereof, URI shall not be required to file more than three registration statements and effect more than three registrations pursuant to this section (for purposes of determining whether a registration statement has been filed, a Take-Down pursuant to Section 3(c) shall count as a registration statement). For purposes of the foregoing sentence, a registration shall not be deemed to have been effected or a Take-Down made (i) unless and until such registration statement has been declared effective under the Securities Act and either (A) all Registrable Securities covered by such registration statement or Take-Down have actually been sold or distributed pursuant thereto or (B) the period




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during which URI must keep such registration statement (including a Shelf
Registration during distribution of Registrable Securities after a Take-Down) effective pursuant to paragraph (b) below shall have expired or (ii) if, after such registration statement has become effective, such registration is interfered with by any stop order, injunction, order or other requirement of law or requirement of any governmental agency or court and, as a result thereof, no Registrable Securities are actually sold or distributed pursuant to such registration statement or Take-Down.

         (b) Effectiveness, Etc. URI agrees to use its best efforts to have such registration statement requested pursuant to Section 2(a) declared effective under the Securities Act as soon as practicable after filing and to keep such registration statement (as well as any Shelf Registrations during distributions of Registrable Securities after a TakeDown pursuant to Section 3(c) hereof) continuously effective until ninety days after the effective date (or the Take-Down Date, as applicable) or such earlier date at which the distribution is completed. Notwithstanding the foregoing, if (i) the Board of Directors of URI determines, in good faith, that such registration would be materially detrimental to URI and the Board of Directors of URI concludes, as a result, that it is essential to delay the filing of such registration statement, and (ii) the Company shall furnish to the Holders a certificate signed by the president of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company for such registration statement to be filed without delay and that it is, therefore, essential to delay the filing of such registration statement, then URI shall have the right to delay such filing but may not delay the filing for a period of more than 90 days after receipt of the initial request. In the event any filing is delayed, the two-year period during which demands pursuant to Section 2(a) hereof may be made shall be extended by one day for every day of delay.

         URI further agrees, if necessary, to supplement or amend such registration statement requested pursuant to Section 2(a) (as well as any Take-Down pursuant to Section 3(c)), if required by (x) the registration form utilized by URI for such registration statement or by the instructions applicable to such registration form, (y) the Securities Act or the rules and regulations thereunder or (z) the Holders of (or any underwriter(s) for) any shares of the Registrable Securities covered by such registration statement with respect to information concerning such Holders or underwriter(s). URI agrees to furnish to the Holders of the Registrable Securities copies of any such supplement or amendment prior to its being used or filed with the Commission. URI will pay all Registration Expenses (as hereinafter defined) in connection with such registration statements requested pursuant to Section 2(a), whether or not it becomes effective, and such Take-Downs pursuant to
Section 3(c).

         (c) Right of Company or Security Holders to Piggyback. URI and any of its security holders that have a contractual right to require URI to register the sale or other disposition of Common Shares shall, subject to the terms hereof, have the right to include common shares in any registration statement under Section 2(a) or any Take-Down pursuant to Section 3(c), but only if (i) the Holders of a majority of the Registrable Shares being registered in such registration consent to such inclusion in writing and (ii) if such registration is an underwritten





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offering, URI or such security holders, as applicable, agree in writing to sell their securities on the same terms and conditions as apply to the Registrable Securities being sold.

         (d) Selection of Underwriters. If a requested registration pursuant to this Section 2 or a Take-Down pursuant to Section 3(c) involves an underwritten offering, the managing underwriters) thereof shall be selected by the Holders of not less than a majority of the number of shares of the Registrable Securities so to be registered.

         (e) Priority in Requested Registrations. If a requested registration pursuant to this Section 2 or a Take- Down pursuant to Section 3(c) involves an underwritten offering and the managing underwriter(s) shall advise URI in writing (with a copy to each Holder of Registrable Securities requesting registration) that, in the opinion of such managing underwriter(s), the number of securities requested to be included by Holders in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Holders of not less than a majority of the number of shares of Registrable Securities requested to be included in such registration, only that number of Registrable Securities which URI is so advised can be sold in such offering at such acceptable price shall be included, such Registrable Securities so included being allocated pro rata among the Holders requesting such registration on the basis of the number of such securities requested to be included by such Holders, and neither URI nor any holder of Common Shares other than the Holders hereunder shall participate in such requested registration, unless all Registrable Securities requested by the Holders to be registered are included in the registration.

         (f) Requested Underwritten Offerings. If requested by the managing underwriter(s) for any underwritten offering by Holders of Registrable Securities pursuant to a registration requested under this Section 2 or a Take-Down pursuant to Section 3(c) (including for such purpose a "qualified independent underwriter" required in connection with such offering by the rules of the National Association of Securities Dealers, Inc.), URI will enter into an underwriting agreement with respect to such offering, such agreement to be reasonably satisfactory in substance and form to each, such Holder, URI and the managing underwriter(s) and to contain such representations and warranties by URI and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 7. The Holders of the Registrable Securities will cooperate with URI in the negotiation of the underwriting agreement and will give consideration to the requests of the managing underwriter(s) and the reasonable suggestions of URI regarding the form thereof, provided that nothing herein contained shall diminish the foregoing obligations of URI. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, URI to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders of Registrable Securities. No such Holder of Registrable Securities shall be required to make any representations or warranties to or agreements with URI or the





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underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of distribution and other representations required by law. Without limiting the foregoing, in no event shall any Holder be required to make any representation or warranty with respect to URI or its businesses or operations.

3.       Piggyback Registration.

         (a) Registration of Similar Securities. If at any time after the first anniversary of the date of this Agreement and prior to the third anniversary of the date of this Agreement URI proposes to file a registration statement on Form S-3 or any other form under the Securities Act with respect to an offering of Similar Securities (other than in connection with an exchange offer or an offering of securities solely to existing shareholders of URI or a delayed or continuous offering covered by Section 3(b) or (c) below) then URI will promptly give to each Holder written notice thereof, which notice shall state whether such registration will be in connection with an underwritten offering (and, if not, shall identify the alternative plan of distribution) and offer each such Holder the opportunity to include in such registration statement and such underwritten offering such amount of Registrable Securities as each such Holder may request prior to the anticipated filing date. The Company shall use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 3(d) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by any Holder within ten (10) days after the written notice from the Company described above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder's Registrable Securities. If such registration is in connection with an underwritten offering or in connection with a transaction pursuant to which securities are being sold to a purchaser or purchasers with a view to the redistribution thereof, such Registrable Securities may only be sold as part of such underwriting or transaction. If the anticipated filing date is deferred by more than fifteen business days, URI shall promptly give written notice of such new filing date to each Holder of Registrable Securities, which notice shall offer each such Holder the opportunity to include in such registration statement such amount of Registrable Securities as each such Holder may request, provided such Holder makes such new request not later than forty-eight hours prior to the new filing date. For purposes of this Section 3(a), "Similar Securities' shall mean (i) URI's Common Stock, par value $.001 per share, and (ii) any other class of URI's common equity hereinafter authorized, but shall not include debt securities convertible into any of the foregoing.

         (b) Shelf Registrations. If URI proposes to file a registration statement under the Securities Act with respect to an offering by URI of any Similar Securities on a delayed or continuous basis (a 'Shelf Registration"), then URI shall give written notice of such proposed filing to each Holder of Registrable Securities at least twenty-five days before the anticipated filing date, which notice shall offer each such Holder the opportunity to include in such Shelf Registration such amount of Registrable Securities as each such Holder may request at least five business days prior to the anticipated filing date. In lieu of including the Registrable Securities in the same registration statement in which URI's securities are included, the Registrable





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Securities may be included in a separate registration statement on the same registration form filed no later than the date on which the registration statement relating to the securities to be offered by URI is filed; provided, however, that for purposes of this Agreement such separate registration statement shall be deemed to be the same registration statement as that which relates to the securities being offered by URI; and provided further that such separate registration statement shall not be deemed a registration statement for purposes of the penultimate sentence of Section 2(a). If the anticipated filing date is deferred by more than fifteen business days, URI shall promptly give written notice of such new filing date to each Holder of Registrable Securities, which notice shall offer each such Holder the opportunity to include such amount of Registrable Securities as each such Holder may request if such Holder makes such new request at least five business days prior to the new filing date.

         (c) Shelf Registration Take-Downs. As soon as practicable and in any event within forty-eight hours after receiving written notice (a "Take-Down Notice") from the Holders of not less than a majority of the number of shares of Registrable Securities covered by a Shelf Registration specifying the amount and intended method of disposition of such Holders' Registrable Securities under the Securities Act, URI shall notify the Holders whether any filing under the Securities Act is required in connection with such disposition (a "Take-Down") and shall make all required filings within (3) days after such notification. The date such filings are made or the date of notification from URI that no filing is required is referred to as a "TakeDown Date". Any filings made by URI pursuant to this Section 3(c) in connection with a TakeDown of Registrable Securities (or any notification that no such filing is required) shall be deemed to be a filing of a registration statement for purposes of the penultimate sentence of Section 2(a). No sales shall be made pursuant to a Shelf Registration pursuant to Sections 3(b) and 3(C) except during the ninety-day period (the "Take-Down Period") commencing on a TakeDown Date, subject to Section 5(d) and the last paragraph of section 5.

         (d) Underwritten Offering. URI shall use its best efforts to cause the managing underwriter(s) of a proposed underwritten offering pursuant to Section 3(a) to permit the Holders of Registrable Securities requested to be included in the registration for such offering to include such Registrable Securities in such offering on the same terms and conditions as any Similar Securities of URI included therein. Upon request by URI or the managing underwriter(s) made to the Holders of Registrable Securities requested to be included in the registration for such proposed underwritten offering prior to the effective date thereof, such Holders shall enter into underwriting agreements with such underwriter or underwriters in customary form providing for the inclusion of such Registrable Securities in such offering, on such terms and conditions or, if any such Holders shall refuse to enter into any such agreements, URI shall have the right to exclude from such registration all (but not less than all) Registrable Securities of the Holders who shall have refused to enter into such agreement. Notwithstanding the foregoing, if the managing underwriter(s) of such offering inform the Holders of Registrable Securities that the total amount of securities which such Holders, URI and any other persons or entities intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering, then the respective amounts of securities to be offered for the account of each Holder of Registrable Securities and for the accounts of all other holders of securities requesting





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registration shall be reduced pro rata, based on the number of such securities requested to be included by each Holder of Registrable Securities and each other holder, to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter(s); provided that URI shall not be subject to such pro rata reduction.

         (e) Effectiveness, Etc., URI agrees to use its best efforts to effect the registration and the sale of the Registrable Securities requested to be registered pursuant to this Section 3 in accordance with the intended method of disposition thereof as quickly as practical; except that URI may terminate such registration (i) in its sole discretion and for any reason in the case of a registration pursuant to Section 3(a); or (ii) upon not less than five days notice to the Holders of Registrable Securities in the case of a registration pursuant to Sections 3(b) and 3(c), if the Board of Directors of URI determines, in good faith, that such registration would be seriously detrimental to URI and the Board of Directors of URI concludes, as a result, that such registration should not proceed. If URI terminates any registration pursuant to the foregoing sentence during any Take-Down of Registrable Securities pursuant to Section 3(c), no registration statement will be deemed to have been filed or Take-Down deemed to have been made in connection therewith for purposes of the penultimate sentence of Section 2(a).

         (f) Availability of Rule 144. Notwithstanding this Section 3, URI shall not be obligated to effect registration of any Registrable Securities if all of such Registrable Securities to be included in such registration can, within thirty days of such Registration Request, be sold pursuant to Rule 144 under the Securities Act.

4.       Holdback Agreements.

         (a) To the extent not inconsistent with applicable law, each Holder of Registrable Securities constituting ten percent (10%) or more of the outstanding Common Stock of URI agrees not to offer publicly or effect any public sale or distribution of the issue being registered or of any similar security of URI, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, during the seven days prior to, and during the one hundred and eighty-day period beginning on the effective date (or the commencement of a takedown in the case of a shelf registered offering) of any registration statements relating to URI's securities (except as part of such registration or take-down), if and to the extent requested by URI in the case of a non-underwritten public offering in which Registrable Securities of such Holder are included or if and to the extent requested by the managing underwriter(s) in the case of an underwritten public offering in which Registrable Securities of such Holder are included; provided, however, that all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities are bound by and have entered into similar agreements. Anything herein to the contrary notwithstanding, under no circumstances shall any Holder of Registrable Securities be precluded by the provisions of this Section 4 from offering publicly or effecting any public sale or distribution of Registrable Securities for more than one





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hundred and eighty-seven days out of any consecutive period of three hundred and sixty-five days.

         (b) URI agrees (i) not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for such equity securities during the seven days prior to the effective date of any registration pursuant to Section 2 or Section 3 hereof (except as part of such registration or pursuant to registrations on Form S-8 or any successor form to Form S-8) and during the period subsequent to such effective date and prior to the completion of the sale by the Holders of all Registrable Securities offered pursuant to such registration and (ii) to cause each holder of its privately placed equity securities convertible into or exchangeable or exercisable for such equity securities purchased from URI on or after the date of this Agreement to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 (except as part of such registration, if permitted).

         The obligations described in this Section 4 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.

5.       Registration Procedures.

         Subject to the provisions of Section 2 and 3 hereof, in connection with the registration of Registrable Securities hereunder, URI will as expeditiously as possible:

         (a) furnish to each seller of Registrable Securities, prior to filing a registration statement, copies of such registration statement as proposed to be filed, and thereafter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents in such quantities as such seller may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such seller;

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

         (c) use its best efforts to keep such registration effective for a period of ninety (90) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 90-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities





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on Form S-3 which are intended to be offered on a continuous or delayed basis, such 90-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 145, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (1) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (1) and
(111) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

         (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; except that URI will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (b), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

         (e) use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operation of URI to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

         (f) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and URI will promptly prepare and furnish to each seller a reasonable number of copies of a supplement or amendment to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided, however, that URI shall have no obligations pursuant to this Section 5(d) in the cases of a registration pursuant to Sections 3(b) and 3(c) except during the period beginning on the date of the company's receipt of a Take-Down Notice and ending on the earlier of (i) the sale of all Registrable Securities being sold pursuant to such Take-Down, and (H) the end of the TakeDown Period (as it may be extended pursuant to the last paragraph of Section 5);





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         (g)     use its best efforts to cause all such Registrable Securities to be listed (i) on each securities exchange on which similar securities issued by URI are then listed, or (H) if no such similar securities are then listed, on the Nasdaq National Market System;

         (h) enter into customary agreements (including an underwriting agreement in customary form) in form reasonably necessary to effect the offer and sale of Common Stock and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

         (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of URI and its Subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of URI to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records which URI determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement and either (A) such registration has not been terminated or delayed pursuant to the provisions of Section 2 or 3 hereof, as the case may be, or (B) sales have been consummated pursuant to such registration statement by any seller of Registrable Securities or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each seller of Registrable Securities shall use reasonable efforts, prior to any such disclosure by such seller's Inspector, to inform URI that such disclosure is necessary to avoid or correct a misstatement or omission in the registration statement. Each seller of Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to URI and allow URI, at the expense of URI, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

         (j) in the event such sale is pursuant to an underwritten public offering, use its best efforts to obtain a letter of the kind contemplated by the Statement of Auditing Standards No. 72, "Letters For Underwriters and Certain Other Requesting Parties," promulgated by the American Institute of Certified Public Accountants (an "AICPA Letter") from the independent public accountants for URI in customary form and covering such matters of the type customarily covered by such letters as the Holders of a majority of the number of shares of the Registrable Securities being sold reasonably request;

         (k) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and to make available to its security holders, as soon as reasonably practicable, an earning statement covering a period of at least twelve months, beginning with the first month after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section II (a) of the Securities Act and Rule 158 thereunder; and





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
         (l) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

         URI may require each seller of Registrable Securities as to which any registration is being effected to furnish to URI such information regarding such seller or the distribution of such securities as URI may from time to time reasonably request in writing, in each case only as required by the Securities Act.

         Each Holder of Registrable Securities agrees that, upon receipt of any notice from URI of the happening of any event of the kind described in Section 5(d) hereof, such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(d) hereof (the "Blackout Period"), and, if so directed by URI, such Holder will deliver to URI (at the expense of URI) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event URI shall give any such notice in connection with a registration statement, URI shall keep such registration statement effective (or shall extend the Take-Down Period, as applicable) for the period commencing on the date when each such seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by
Section 5(d) hereof and continuing thereafter for a number of days equal to the number of days which were remaining in the period during which URI was otherwise required to keep such registration statement effective pursuant to
Section 2(b) (or for a number of days equal to the number of days which were remaining in the Take-Down Period, as applicable) on the date when URI gave such notice pursuant to Section 5(d) hereof. In the event any Blackout Period substantially prejudices the successful completion of the distribution of Registrable Securities, or in any event extends for a period in excess of rive days, then there shall not be deemed to have been a filing of a registration statement or the use of a Take-Down in connection with such distribution for the purposes of the penultimate sentence of Section 2(a).

6.       Registration Expenses.

         All expenses (other than underwriting discounts and commissions attributable to the Registrable Securities and other than fees and disbursements of more than one counsel for the selling Holders) incident to the performance of or compliance with this Agreement by URI, including, without limitation, all registration and filing fees (including, without limitation, fees of the Commission and the National Association of Securities Dealers, Inc.), fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by URI are then listed, fees and disbursements of counsel for the underwriters and of one counsel for the selling Holders, fees and disbursements of counsel for URI and its independent certified public accountants (including the expenses of any special audit or AICPA Letter required by or incident to such performance), the cost of securities acts liability insurance (if the underwriters so require or URI elects to obtain such insurance), the fees and expenses of any special experts retained by URI in connection with such registration and the fees and expenses of other persons retained by URI (all such expenses being herein called "Registration Expenses"), will be borne by URI. AU underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities shall be borne by the Holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf, as shall any other expenses in connection with the registration required to be borne by the Holders of such securities. Any Holder who retains counsel other than or in addition to the one counsel for the Holders whose fees and disbursements are included within Registration Expenses shall pay the fees and disbursements of such other or additional counsel.

7.       Indemnification: Contribution.

         (a)     Indemnification by URI.  URI agrees to indemnify, to the full
extent permitted by law, each     Holder of Registrable Securities included in
any registration statement pursuant to Section 2 or 3 hereof, its officers, directors legal counsel and accountants and each person who controls, is controlled by or under common control with (within the meaning of the Securities Act) each such Holder, officer, director, legal counsel and accountants, and each underwriter and each person who controls, is controlled by or under common control with any underwriter, against all losses, claims, damages, liabilities and expenses (including attorneys' fees and other expenses incurred in connection with investigating or defending any such claims) arising out of or based on any untrue or alleged untrue statement of material fact contained in any registration statement, or any prospectus, preliminary prospectus contained therein, or any amendment or supplement thereto, or in any other document incident to any such registration, or based on any omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse each such Holder, each of its officers, directors, legal counsel and accountants and each person controlling, controlled by or under common control with such Holder, each such underwriter, and each person controlling, controlled by or under common control with any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to URI by or on behalf of a Holder or underwriter expressly for use therein or (ii) the fact that a Holder or underwriter sold Registerable Securities to a Person to whom there was not sent or given a copy of the prospectus as amended or supplemented to the date of such sale at or prior to the confirmation of such sale.

         Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         (b) Indemnification by Holders of Registrable Securities. In connection with any registration statement in which a Holder of Registrable Securities is participating, each such Holder will furnish to URI in writing such information with respect to such Holder as URI reasonably requests for use in connection with any such registration statement, or any prospectus or preliminary prospectus contained therein, or any amendment or supplement thereto, and agrees to indemnify, to the extent permitted by law, URI, its directors and officers and each person who controls URI (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any such registration statement, or any prospectus or preliminary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to such Holder provided by such Holder for use in the preparation of such registration statement. Notwithstanding anything to the contrary in this Agreement, in no event shall any indemnification provided hereunder by the Holder(s) of Registrable Securities in connection with any registration thereof exceed the amount of proceeds received by such Holder(s) in connection with such registration.

         (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party after the receipt by such person of actual knowledge of any claim as to which such person may claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume, and the indemnifying party shall assume, the defense of such claim with counsel reasonably satisfactory to such indemnified party, and the indemnified party may participate in such defense at its own expense. Failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 7, to the extent such failure is not prejudicial. If the indemnifying party is not entitled to assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the indemnified parties with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. The indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         (d)     Contribution.  If the indemnification provided for in this
Section 7 from the indemnifying party is held by a court of competent jurisdiction to be unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or the omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         If indemnification is available under this Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in
Section 7(a) and (b) hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 7(d).

         Notwithstanding anything to the contrary in this Agreement, in no event shall the amount contributed hereunder by the Holder(s:) of Registrable Securities in connection with any registration thereof exceed the amount of proceeds received by such Holder(s) in connection with such registration.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         (f) The obligations of the parties under this Section 7 shall survive the termination of this Agreement.

8.       Participation in Underwritten Registrations.

         No person may participate in any underwritten registration thereunder unless such person (a) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9.       Rule 144; Current Reports.

         With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of URI to the public without registration, URI agrees to use its best efforts to:

         (a) timely file all reports and other documents required to be filed by it under the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations adopted by the Commission thereunder (or, if it is not required to file such reports, it will make publicly available at all times such information as will enable the Holders of Registrable Securities to sell any Registrable Securities held by them without registration under the Securities Act as described in this section 9);

         (b) take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or
(ii) any similar rule or regulation hereafter adopted by the Commission; and

         (c) furnish to any Holder so long as such Holder owns any of the Registrable Securities forthwith upon request a written statement by URI that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time during which it is subject to such reporting requirements), a copy of the most recent annual or quarterly report of URI, and such other reports and documents so filed by URI as may be reasonably requested in availing any Holder of any rule or regulation of the Commission permitting the selling of any such securities without registration.

10.      Termination of URI's Obligations.

         URI's obligations pursuant to Sections 2 and 3 hereof shall terminate on the date on which all Registrable Securities (other than Registrable Securities acquired by URI or any affiliate of URI) can be freely sold by the Holder thereof without registration under the Securities Act to a transferee, who (unless an affiliate of URI) would be able to sell freely such Common Share without further registration under the Securities Act.

11.      Miscellaneous.

         (a) No Inconsistent Agreements. URI will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or which provides to any other person more favorable registration rights than those provided herein to the Holders of Registrable Securities. URI is not a party to any existing agreement with respect to any of its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or which provides to any other person more favorable registration rights than those provided herein to the Holders of Registrable Securities. Anything in this Agreement to the contrary notwithstanding, (i) URI shall not be prohibited from entering into other agreements providing for registration rights with respect to its securities, which agreements may contain restrictions no less favorable to URI than those contained in Section 4(b) hereof, (ii) URI shall not be prohibited from entering into underwriting agreements, which underwriting agreements may contain usual and customary restrictions prohibiting URI from filing registration statements for stated periods of time not to exceed 180 days and (iii) URI's obligation to file a registration statement pursuant to Section 2 or effect a Take-Down pursuant to
Section 3(c) shall be suspended during any period of time in which any such agreement or underwriting agreement prohibits URI from doing so.

         (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless URI has obtained the written consent of Holders of at least a majority in number of shares of the Registrable Securities then outstanding affected by such amendment, modification, waiver or departure, but in no event shall the obligation of any Holder hereunder be materially increased, except with the written consent of such Holder.

         (c) Notices. All notices and other communications provided for or permitted hereunder shall be made by hand delivery, facsimile, nationally recognized courier or first-class mail postage prepaid:

                 (i) if to a Holder of Registrable Securities, as indicated below or at such other address as such Holder or assignee shall have furnished to the Company in writing:

                                  Santa Fe Pacific Gold Corporation
                                  6200 Uptown Boulevard NE
                                  Albuquerque, New Mexico 871 10
                                  Attention:  Wayne Jarke
                                  Telephone:  505-880-5395
                                  Facsimile:  505-880-5435

                 (ii) if to URI at its address set forth below or at such other address as the Company shall have furnished the Holders in writing:

                                  Uranium Resources, Inc.
                                  12750 Merit Drive
                                  Suite 1020, Box 12
                                  Dallas, Texas 75251
                                  Attention: President
                                  Telephone:  214-387-7777
                                  Facsimile:  214-387-7779

         All such notices and communications shall be deemed to have been duly given: when delivered, if by hand, overnight courier or mail; and when transmitted, if by telecopy.

         (d) Successors and Assigns; Transfer of Registration Rights. The registration rights set forth in this Agreement may be transferred by a Holder only to a transferee or assignee of not less than 100,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), provided, however, that URI is given written notice of such transfer at or within a reasonable time after said transfer or assignment, stating the name and address of each transferee or assignee and identifying the securities with respect to which the rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement.

         (e) Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of the Agreement.

         (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) Headings. The headings to this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of New Mexico applicable to contracts to be performed wholly within New Mexico, without regard to conflicts of law principles. Any Holder of Registrable Securities may bring any action or proceeding to enforce or arising out of this Agreement in any court of competent jurisdiction. If such Holder commences such an action in a court located in the County of Bernalillo, State of New Mexico, or the United States District Court for the District of New Mexico, URI hereby agrees that it will submit to the personal jurisdiction of such courts and will not attempt to have such action dismissed, abated or transferred on the ground of forum non convenience; provided, however, that nothing contained herein shall prohibit URI from seeking, by appropriate motion, to remove an action brought in a New Mexico state court to the United States District Court for the District of New Mexico. If such action is so removed, however, URI shall not seek to transfer such action to any other district, nor shall URI seek to transfer to any other district any action which such Holder originally commenced in such federal court. Any action or proceeding brought by URI to enforce or arising out of this Agreement shall be brought solely in a court of competent jurisdiction located in the County of Bernalillo, State of New Mexico, or in the United States District Court for the District of New Mexico.

         URI agrees that a summons and complaint or equivalent documents commencing an action or proceeding in any court shall be validly and properly served and shall confer personal jurisdiction over URI if served to the President of URI, whom URI hereby designates and appoints as URI's authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in such action or proceeding in any such court. URI shall be sent, by certified mail, a copy of such summons and complaint at the time of service upon such agent; provided, however, that any such copy shall be sent solely as a courtesy to URI and its failure to receive such copy shall in no way affect the validity and propriety of the service made on URI through such agent, as above provided. URI waives any objection which it may now or hereafter have to venue of any such action or proceeding, and waive any right to seek removal of any action or proceeding commenced in accordance herewith.

         (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that any of the rights and privileges of Santa Fe shall be enforceable to the fullest extent permitted by law.

         (j) Entire Agreement. This agreement is entered into by the parties in connection with a transaction involving the transfer of common stock of Uranco owned by Santa Fe to URI in exchange for common stock of the Company, the grant by URI to Santa Fe of registration rights with respect to the stock of URI to be issued to Santa Fe, the grant by Santa Fe to Uranco of a license to explore and an option to purchase in exchange for certain commitments by Uranco, and the guarantee by URI of certain obligations of Uranco to Santa Fe. In order to effect this transaction, certain of the parties have contemporaneously entered into certain agreements, specifically, the Stock Exchange Agreement and Plan of Reorganization (URI and Uranco), the Agreement of Santa Fe as Uranco Shareholder and Guarantee of URI (Santa Fe and URI); the License to Explore and Option to Purchase (Santa Fe and Uranco); and the Registration Rights Agreement (Santa Fe and URI). All of such agreements, together with all exhibits or schedules thereto and documents delivered pursuant thereto, contain the entire agreement among the parties with respect to the contemplated transaction, and shall supersede all previous writings and all previous or contemporaneous oral negotiations, commitments, and understandings.

         (k) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        URANIUM RESOURCES, INC.


                                        By: /s/ Paul K. Willmott
                                           -----------------------------------
                                        Name:   Paul K. Willmott
                                             ---------------------------------
                                        Title:  President
                                              --------------------------------


                                        SANTA FE PACIFIC GOLD CORPORATION



                                        By:   /s/ D.A. Smith
                                           -----------------------------------
                                        Name:     D.A. Smith
                                             ---------------------------------
                                        Title:    Vice President and Chief
                                                  Financial Officer
                                              --------------------------------